EXHIBIT 10.68

**** indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the U.S. Securities and Exchange Commission.

ARP-HCI-02-RPP-203-15

DOC: June 4, 2015

ENDORSEMENT NO. 1

to the

REINSTATEMENT PREMIUM PROTECTION REINSURANCE CONTRACT

(hereinafter called the “Contract”)

EFFECTIVE: JUNE 1, 2015

issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

(hereinafter called the “Reinsured”)

by

AEOLUS RE LTD.

in respect of its

KEYSTONE SEGREGATED ACCOUNT

KEYSTONE PF SEGREGATED ACCOUNT

(hereinafter called, with other participants, the “Reinsurer”)

Effective June 1, 2015, the Contract has been amended as follows:

PARAGRAPH (1) OF ARTICLE 9 – COLLATERAL shall read as follows:

As promptly as possible following the effective date of this Contract, the Reinsurer (as Grantor) shall enter into a Trust Agreement (the “Trust Agreement”) with the Reinsured (as Beneficiary) and the trustee, pursuant to which the Reinsurer shall provide collateral in the form of eligible Assets deposited and held in a Trust Account, with such Assets having a market value greater than or equal to $10,430,914.50 (the “Collateral”) less unpaid premium (net of brokerage and applicable Federal Excise Tax). It is understood that deposit premium paid in accordance with the Rate and Premium Article shall be deposited into the Trust Account.

PARAGRAPH (5) OF ARTICLE 11 – CONFIDENTIALITY shall read as follows:

With regard to any personally identifiable information of the insured under the Reinsured’s Policy to which the Reinsurer or its representatives may have access, the Reinsurer shall agree to be bound by the insurance privacy laws of the state in which the Policy is issued and any applicable U.S. federal law and shall keep such information secure in accordance with U.S. insurance industry standards or that of the Reinsurer’s country of domicile, whichever standards are higher.

ARP-HCI-02-RPP-203-15	Endorsement No. 1 – AEOLS

DOC: June 4, 2015

ARTICLE 19 – LIMITED RECOURSE AND BERMUDA REGULATIONS shall read as follows:

1.	The Reinsured understands and accepts that Aeolus Re Ltd. is registered as a segregated account company under the Bermuda Segregated Accounts Companies Act 2000 and is entering into this Contract for and on behalf of its Keystone Segregated Account (the “Keystone SAC”) and Keystone PF Segregated Account (the “Keystone PF SAC”, and together with the Keystone SAC, the “SAC Reinsurers”).

2.	For purposes of this Article, each of such segregated accounts is individually referred to as a “SAC Reinsurer” and, if applicable, collectively as the SAC Reinsurers. All corporate matters relating to the creation of the SAC Reinsurers, including, but not limited to, the capacity of the SAC Reinsurers, the segregated nature of the SAC Reinsurers and Aeolus Re Ltd., and the operation and liquidation of the SAC Reinsurers, will be governed by, and construed in accordance with, the laws of Bermuda. The Reinsured acknowledges that each SAC Reinsurer has written and/or will write other reinsurance or retrocession policies and that the assets and liabilities attributable to each such contract shall be linked to the SAC Reinsurer writing such contract. Accordingly, each SAC Reinsurer (i.e., segregated account) will have assets and liabilities relating to a multiple of reinsurance contracts. The Reinsured has had the opportunity to take advice and to obtain all such additional information that it considers necessary to evaluate the terms, conditions and risks of entering into this Contract with each SAC Reinsurer.

3.	Notwithstanding any other provision of this Contract to the contrary, the liability of each SAC Reinsurer for the performance and discharge of all of its obligations, however they may arise, in relation to this Contract (together the “SAC Obligations”) will be limited to and payable solely from the assets linked to that SAC Reinsurer. Accordingly there will be no recourse to any other assets of Aeolus Re Ltd. (including, for the avoidance of doubt, any assets linked to any other segregated account of Aeolus Re Ltd. or to its general account). In the event that the assets linked to a SAC Reinsurer are insufficient to meet all of its SAC Obligations, any SAC Obligations remaining after the application of such assets linked to such SAC Reinsurer will be extinguished, and the Reinsured undertakes in such circumstances to take no further action against such SAC Reinsurer, Aeolus Re Ltd. or any other segregated accounts of Aeolus Re Ltd. in respect of any such SAC Obligations. In particular, neither the Reinsured nor any party acting on its behalf will petition or take any steps for the winding up or receivership of a SAC Reinsurer, Aeolus Re Ltd., or any other segregated account of Aeolus Re Ltd.

SCHEDULE A shall now read as attached.

All other Terms and Conditions remain unchanged.

ARP-HCI-02-RPP-203-15	Endorsement No. 1 – AEOLS

DOC: June 4, 2015

Signed in                                 , on this                      day of                     , 20

AEOLUS REINSURANCE LTD.

in respect of its

KEYSTONE SEGREGATED ACCOUNT

KEYSTONE PF SEGREGATED ACCOUNT

BY:

TITLE:

Signed in                                 , on this                      day of                     , 20

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

BY:

TITLE:

ARP-HCI-02-RPP-203-15	Endorsement No. 1 – AEOLS

DOC: June 4, 2015

SCHEDULE A

REINSTATEMENT PREMIUM PROTECTION REINSURANCE CONTRACT

EFFECTIVE: JUNE 1, 2015

issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

Contract Year 2	Excess Layer 3
Reinsurer’s Per Occurrence Limit in Original Contract	$228,000,000
RPP Factor	1.1000
RPP Annual Deposit Premium	19.263% of $****
RPP Annual Minimum Premium	19.263% of $****
RPP Deposit Payment Schedule:
June 1, 2015	19.263% of $****
January 1, 2016	19.263% of $****	*

*	plus applicable adjustment per Rate and Premium Article

The figures listed above shall apply to each Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

ARP-HCI-02-RPP-203-15	Endorsement No. 1 – AEOLS

DOC: June 4, 2015